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                                                                 Exhibit (a)(10)


FOR IMMEDIATE RELEASE

Investor inquiries contact:

     Wesley D. Ross
     Manager, Investor Relations
     (330) 545-4311

                  EASCO, INC. ANNOUNCES PRELIMINARY RESULTS OF
                     ITS "DUTCH AUCTION" SELF-TENDER OFFER

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GIRARD, OHIO (August 19, 1998) - Easco, Inc. (NASDAQ: ESCO) today announced the preliminary results of its "Dutch Auction" self-tender offer which expired at 12:00 Midnight, New York City time, on Tuesday, August 18, 1998. Easco commenced the tender offer for up to 1,000,000 shares of its common stock, or approximately 9.5% of its then-outstanding shares, at a price range of $9.00 to $12.00 per share on July 22, 1998.

Based upon a preliminary count by ChaseMellon Shareholder Services, L.L.C., the depositary for the offer, of the 1,123,894 shares properly tendered pursuant to the offer, a total of 1,022,312 shares were tendered at or below $11.50 per share. Easco expects to purchase, subject to final verification, 1,022,312 shares at $11.50 per share, which includes an additional 22,312 shares that Easco may purchase pursuant to the terms of the offer.

The determination of the actual number of shares to be purchased and the purchase price are subject to final confirmation and the proper delivery of all shares tendered (and not properly withdrawn), including shares tendered subject to guarantees of delivery. Payment for shares accepted for purchase and return of all shares tendered but not accepted for purchase will occur as soon as practicable after the final accounting by the depositary.

Easco, Inc. is the largest independent extruder of soft alloy aluminum products in the United States and is a leading producer of painted extrusions. The company operates 21 aluminum extrusion presses and three casting facilities. Its products include standard and custom profiles, conduit and drawn tubing.


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